                                                                   EXHIBIT 10(f)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into to be effective as of October 10, 2003 (the "Effective Date"), between PEERLESS MFG. CO. ("Employer"), and DAVID TAYLOR ("Employee").

SECTION 1. EMPLOYMENT.

         1.1 Employment and Term. Subject to the terms and conditions of this Agreement, Employer agrees to employ Employee pursuant to this Agreement for a term beginning on the Effective Date and ending on the third anniversary date of the Effective Date, unless Employee's employment is terminated earlier as provided in Section 4 below. Notwithstanding the foregoing, in no event will the term of Employee's employment hereunder be less than 90 days from the Effective Date. Sections 2, 3, and 5 of this Agreement shall survive any termination of Employee's employment with Employer.

         1.2 Duties. At all times during the course of Employee's employment with Employer, Employee agrees to perform the duties associated with his position diligently and to devote all of his business time, attention and efforts to the business of Employer. Employee agrees to comply with the policies, procedures and guidelines established by Employer from time to time. Employee agrees to perform his duties faithfully and loyally and to the best of his abilities, and shall use his best efforts to promote the business of Employer. Employee understands and agrees that both the business and personal standards and ethics of Employer's employees must at all times be above reproach. Employee agrees to act at all times so as to reflect this high standard. Employee further agrees to abide by all rules, policies, or procedures established by Employer from time to time.

SECTION 2. NON-COMPETITION.

         2.1      Non Competition.

                  (a) Employee agrees that during the term of his employment and for a period of one (1) year following termination of his employment (regardless of whether Employee is terminated without Cause (as defined in Section 4.1(c) below), for Cause, voluntarily resigns or otherwise), neither Employee nor any person or entity directly or indirectly controlling, controlled by or under common control with Employee, shall directly or indirectly, on his own behalf or as an employee or other agent of or an investor in another person:

                           (i) engage in any business conducted by Employer during Employee's term of employment with Employer (collectively, the "Business");

                           (ii) influence or attempt to influence any customer or supplier of Employer or any affiliate of Employer to purchase goods or services related to the Business from any person other than Employer or such affiliate; or

                           (iii) employ or attempt to employ any individuals who are then or have been employees of Employer or any affiliate of Employer during the preceding 12 months, or influence or seek to influence any such employees to leave Employer's or such affiliate's employment.

                  (b) Employee specifically acknowledges that Employer's products are sold in a world market and that Employee has been engaged with regard to Employer's products and Employer's customers throughout the world without geographic limitation, and accordingly that the restrictive covenant regarding competition contained in this Section
         2.1 shall apply without geographic limitation.

                  (c)      Employee acknowledges that his obligations under this
         Section 2.1 are a material inducement and condition to Employer's entering into this Agreement and a material inducement and condition to Employee receiving or having access to Confidential Information (as defined in Section 3.1). Employee acknowledges and agrees that the terms and provisions of this Agreement (including the severance provisions of Section 4.1) and Employee's receipt and access to Confidential Information are sufficient consideration for the restrictions set forth in this Section 2.1. Employee acknowledges and agrees further that such restrictions are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other business interests of Employer, and Employee agrees that Employer is justified in believing the foregoing.

                  (d) If any provision of this Section 2.1 should be found by any court of competent jurisdiction to be unenforceable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory, and/or scope set forth shall be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, which would be found enforceable by such court

                  (e) Employee acknowledges that Employee's violation or attempted violation of this Section 2.1 will cause irreparable damage to Employer or its affiliates, and Employee therefore agrees that Employer shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or others acting on his behalf. Employer's right to injunctive relief will be cumulative and in addition to any other remedies provided by law or equity.

SECTION 3. CONFIDENTIALITY; NONDISPARAGEMENT; CONFLICT OF INTEREST.

         3.1      Confidentiality.

                  (a) In the course of his employment with Employer, Employee will receive and have access to commercially valuable, confidential or proprietary information ("Confidential Information"). Confidential Information means all information, whether oral or written, previously or hereafter developed, acquired or used by Employer and relating to the business of Employer that is not generally known to others in Employer's area of business, including without limitation (i) any trade secrets, work product, processes, analyses or know-how of Employer; (ii) Employer's advertising, product development, strategic and business plans and information, including customer and prospect lists; (iii) the prices at which Employer has sold or offered to sell its products or services; and (iv) Employer's financial statements and other financial information.

                  (b) Employee acknowledges and agrees that the Confidential Information is and shall be the sole and exclusive property of Employer. Employee shall not use any Confidential Information for his own benefit or disclose any Confidential Information to any third party (except in the course of performing his authorized duties for Employer under this Agreement), either during or subsequent to his employment with Employer.

                  (c) Specifically, Employee agrees that, except as expressly authorized in writing by Employer, or as may be required by law or court order, Employee shall (i) not disclose Confidential Information to any third party, (ii) not copy Confidential Information for any reason, and (iii) not remove Confidential Information from Employer's premises. Upon termination of his employment with Employer, Employee shall promptly deliver to the Employer all Confidential Information, including documents, computer disks and other computer storage devices and other papers and materials (including all copies thereof in whatever form) containing or incorporating any Confidential Information or otherwise relating in any way to the Employer's business that are in his possession or under his control.

                  (d) Employee acknowledges that Employee's violation or attempted violation of this Section 3.1 will cause irreparable damage to Employer or its affiliates, and Employee therefore agrees that Employer shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or others acting on his behalf. Employer's right to injunctive relief will be cumulative and in addition to any other remedies provided by law or equity.

         3.2. Covenant of Nondisparagement. In consideration of this Agreement, Employee agrees and promises that, during the term of and at all times after the termination of this Agreement (regardless of whether Employee is terminated without Cause, for Cause, voluntarily resigns or otherwise), not to make any libelous, disparaging or otherwise injurious statements about or concerning Employer or any of its affiliates, their officers, employees or representatives. Such prohibited statements include any statement that is injurious to the business or business reputation of any of Employer, its affiliates or their employees or representatives, but does not include reasonable statements of disagreement that Employee makes for the purpose of protecting or enforcing any of his rights or interests hereunder or defending against any claim or claims of Employer, so long as such statements are not slanderous or libelous and are delivered in terms as would ordinarily be considered customary and appropriate.

         3.3. Conflict of Interest. Employee agrees that during the term of this Agreement without the prior approval of the Board of Directors of Employer, Employee shall not engage, either directly or indirectly, in any activity which may involve a conflict of interest with Employer or its affiliates (a "Conflict of Interest"), including ownership in any supplier, contractor, subcontractor, customer or other entity with which Employer does business (other than as a shareholder of less than one percent of a publicly traded class of securities) or accept any material payment, service, loan, gift, trip, entertainment or other favor from a supplier, contractor, subcontractor, customer or other entity with which Employer does business and that Employee shall promptly inform the Chief Executive Officer or the Board of Directors of Employer as to each offer received by Employee to engage in any such activity. Employee further agrees to disclose to Employer any other facts of which Employee becomes aware which might involve or give rise to a Conflict of Interest or potential Conflict of Interest.

SECTION 4. TERMINATION.

         4.1      Termination by Employer.

                  (a) Employer may terminate Employee's employment without Cause upon no less than 30 days prior notice of termination to Employee. In the event of any such termination without Cause, on the effective date of such termination Employer shall pay Employee as severance compensation, a lump sum payment in an amount equal to the difference of (i) 75% of Employee's then current base salary annualized less (ii) the amount of base salary paid to Employee from the date of Employer's notice of termination to the effective date of such termination. In the event of any such termination without Cause, except as aforesaid, Employer shall have no other obligations to pay any base salary, incentive compensation or bonus or provide for any benefits to Employee after the effective date of such termination. As used herein, "base salary" excludes any bonus or incentive compensation.

                  (b) Employer may discharge Employee for Cause at any time without prior notice. In the event of any such termination for Cause, Employer's obligations to pay any base salary, incentive compensation or bonus or provide for any benefits to Employee shall terminate immediately upon the effective date of such termination.

                  (c) As used herein, "Cause" shall mean any of the following:

                           (i) the conviction of Employee by a court of competent jurisdiction of any felony or crime involving moral turpitude;

                           (ii) commission by Employee of an act of fraud or other act reflecting unfavorably upon the public image of Employer as reasonably determined by Employer's Board of Directors;

                           (iii) the continued failure by Employee to substantially perform his duties hereunder, or the intentional wrongdoing by Employee resulting in material injury to Employer, in each case as reasonably determined by Employer's Board of Directors;

                           (iv)     the failure by Employee to follow a
                  reasonable directive of the Board of Directors or the Chief Executive Officer of Employer; or

                           (v) violation of any policies or procedures of Employer, including without limitation, any human relations policy, resulting in material injury to

                  Employer, in each case as reasonably determined by Employer's Board of Directors.

         4.2      Termination by Employee.

         (a) Employee may resign from Employee's employment hereunder (whether for voluntary retirement or otherwise) upon no less than 30 days prior notice of resignation to Employer, unless such prior notice is otherwise waived by Employer in its absolute and sole discretion. The effective date of Employee's resignation shall be as stated in Employee's notice of resignation or at the sole option of Employer, such earlier date as determined by Employer in its sole discretion. If Employee voluntarily resigns from his employment with Employer during the term hereof (whether for voluntary retirement or otherwise), except as expressly set forth in Section 4.2(b) below, Employer's obligations to pay any base salary, incentive compensation or bonus or provide for any benefits shall terminate immediately upon the effective date of such resignation. Upon retirement, Employee shall be entitled to all benefits (if any) provided by Employer in the ordinary course to other Employee officers of Employer at comparable retirement age.

         (b) If Employee resigns from Employee's employment hereunder in accordance with Section 4.2(a) above and at the time of such resignation at least one of the following events has continued for at least 30 consecutive days after Employee has notified Employer in writing of the occurrence of such event, Employer shall pay Employee an amount equal to a lump sum payment in the amount of 25% of Employee's then current base salary annualized, less the amount of base salary paid to Employee from the date of notice of resignation to the effective date of such resignation. Such payment to be made on the effective date of resignation. In addition, the Employer will pay the pro rata portion of the annual bonus Employee would have earned pursuant to Employer's written bonus incentive plan (if any) if Employee had remained employed by Employer for the remainder of the applicable calendar year, with such pro rata amount being determined in equal amounts over the course of the calendar year (for example, 1/12 of the bonus for each month Employee was employed during the applicable bonus year) and such amount being paid in the ordinary course consistent with Employer's practice]. Such events include:

                  (i) a material adverse change in the nature or scope of the authorities, functions or duties that Employee had as of the Effective Date;

                  (ii) a material adverse change in the calculation (but not the amount) of any annual bonus or a significant reduction in scope or value in the aggregate of other monetary or nonmonetary benefits to which Employee was entitled as of the Effective Date;

                  (iii) a determination by Employee made in good faith that as a result of a change in circumstances significantly affecting his position, changes in the composition or policies of Employer's Board of Directors, or of other events of material effect, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, the authorities, functions or duties attached to his position as of the Effective Date, or

                  (iv) the requirement by Employer that Employee have as his principal location of work any location not within the greater Dallas - Fort Worth, Texas metropolitan area.

         4.3 Termination on Death of Employee. This Agreement shall terminate automatically upon the death of Employee and all rights of Employee, his heirs, executors and administrators to base salary shall terminate immediately; provided, however, Employer shall pay to Employee's duly authorized representative all incentive compensation, bonus and benefits earned or accrued but unpaid as of the date of death, with payment of Employee's benefits to be made as provided in Employer's benefit plan(s) in effect on the date of death.

         4.4 Termination by Disability. Employer may terminate Employee's employment hereunder upon Employee becoming Disabled (as defined below). Upon such termination, Employer shall pay Employee an amount equal to his then current monthly base salary for a period of six months, which payment amounts will be reduced by any disability payments Employee receives during such period from the disability insurance provided through Employer, if any. Employee shall be entitled to all other disability benefits then in effect (if any) provided by Employer to all other executive officers of Employer. In the event of termination due to Employee being Disabled, except as aforesaid, Employer shall have no other obligation to pay any base salary, incentive compensation or bonus or provide for any benefits to Employee after the effective date of termination. For purposes of this Agreement, "Disabled" means any mental or physical impairment lasting (or that will last) more than 180 consecutive or non-consecutive calendar days that prevents Employee from performing the essential functions of his position with or without reasonable accommodation as determined by a competent physician chosen by Employer and consented to by Employee or his legal representatives, which consent will not be unreasonably withheld or delayed. Employee agrees to submit to appropriate medical examinations and authorize his physicians to release medical information necessary to determine whether Employee is Disabled for purposes of this Agreement.

SECTION 5. MISCELLANEOUS.

         5.1 Notice. Except as set forth below in this Section 5.1, any notice under this Agreement must be in writing and shall be deemed to have been given when delivered personally or by overnight courier service or three days after being sent by mail, postage prepaid, at the address indicated below or to such changed address as such person may subsequently give such notice of:

                  if to Employer:

                                             Peerless Mfg. Co.
                                             2819 Walnut Hill Lane
                                             Dallas, Texas  75229
                                             Attn:  Chairman, Board of Directors
                  if to Employee:

                                             David Taylor
                                             4532 Staten Island Court
                                             Plano, Texas  75024

Notwithstanding the foregoing, the party receiving notice may waive any provisions of this Section 5.1 in its sole and absolute discretion.

         5.2 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. Except as otherwise provided herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Employer shall require any successor, and any corporation or other person which is in control of such successor, to all or substantially all of the business and/or assets of Employer (by purchase, merger, consolidation or otherwise), by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement by Employer. As used in this Agreement, "Employer" shall mean Employer as herein before defined and any successor to its business and/or all or part of its assets as aforesaid which executes and delivers the assumption agreement provided for in this Section 5.2 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         5.3 Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

         5.4 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

         5.5 Amendment and Waiver. The provisions of this Agreement may be amended or waived only by written agreement of Employer and Employee, and no course of conduct, failure or delay in enforcing the provisions of this Agreement shall effect the validity, binding effect or enforceability of this Agreement.

         5.6 Severability. Any provision or portion of a provision of this Agreement that is held to be invalid or unenforceable will be severable, and this Agreement will be construed and enforced as if such provision, or portion thereof, did not comprise a part hereof, and the remaining provisions or portions of provisions will remain in full force and effect. In lieu of each invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

         5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

         5.8 Disputes. The parties to this Agreement agree that in the event there is a dispute or controversy between them that cannot be settled through direct discussions, it is in the best interests of all for such dispute or controversy to be resolved in the shortest time and with the lowest cost of resolution as practicable. Consequently, any such dispute, controversy or claim between the parties to this Agreement will not be litigated, but instead will be resolved by arbitration in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration will be before one neutral arbitrator and will proceed under the Expedited Procedures of said Rules. The arbitration will be held in Dallas, Texas, or such other place as may be selected by mutual agreement. The arbitrator will have the discretion to order a prehearing exchange of information by the parties, and to set limits for both the scope and time period of such exchange. All issues regarding exchange requests will be decided by the arbitrator. Neither party nor the arbitrator may disclose the existence, content or results of any arbitration hereunder, unless required to do so by court or regulatory order, without the prior written consent of both parties. Administrative fees and expenses of the arbitration itself will be borne by the parties equally unless otherwise required by law, a court of competent jurisdiction or the Rules; provided, that, in no event will Employee be required to pay in excess of $1,000 of such fees and expenses. The arbitrator will also be authorized to award to the prevailing party all or that fraction of its reasonable costs and fees as is deemed equitable. Costs of a party's representation by counsel or preparation costs for hearing are not considered administrative fees and expenses for purposes hereof. This provision will not apply to any injunctive relief sought by the Company or any of its affiliate under Section 2 or 3 of this Agreement.

         5.9 Entire Agreement. This Agreement embodies the complete agreement between Employer and Employee regarding the subject matter hereof and the same supersede all prior agreements or understandings, whether oral, written or otherwise, between the parties hereto that may have related in any way to the subject matter hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                     EMPLOYER:

                                     PEERLESS MFG. CO.

                                     /s/ Sherrill Stone
                                     ------------------
                                     Sherrill Stone,
                                     Chairman of the Board and
                                     Chief Executive Officer

                                     EMPLOYEE:

                                     /s/ David Taylor
                                     ------------------
                                     David Taylor